UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020 (February 20, 2020)

AVADEL PHARMACEUTICALS PLC

(Exact name of registrant as specified in its charter)

Ireland	001-37977	98-1341933
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10 Earlsfort Terrace Dublin 2, Ireland, D02 T380	Not Applicable
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353 1 920 1000

Block 10-1
Blanchardstown Corporate Park, Ballycoolin Dublin 15, Ireland

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares* Ordinary Shares, nominal value $0.01 per share**	AVDL N/A	The Nasdaq Global Market

*American Depositary Shares may be evidenced by American Depositary Receipts. Each American Depositary Share represents one (1) Ordinary Share.

** Not for trading, but only in connection with the listing of American Depositary Shares on The Nasdaq Global Market.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 20, 2020, Avadel Pharmaceuticals plc (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”).

Pursuant to the Purchase Agreement, the Company agreed to sell (i) an aggregate of 8,680,225 of its ordinary shares, nominal value $0.01 per share (the “Ordinary Shares”), in the form of American Depositary Shares (the “ADSs”), at a purchase price of $7.09 per share, which was equal to the average Nasdaq Official Closing Price of the ADSs (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the Purchase Agreement on February 20, 2020 (the “Purchase Price”) and (ii) an aggregate of 487,614 its of Series A Non-Voting Convertible Preferred Shares, nominal value $0.01 per share (the “Series A Preferred Shares”), at the Purchase Price (collectively, the “Offering”). Each Series A Preferred Share is convertible into one ADS, provided that conversion will be prohibited if, as a result, the holder and its affiliates would own more than 9.99% of the total number of Ordinary Shares outstanding. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series A Preferred Shares are set forth in the Certificate of Designation of Series A Preferred Shares (the “Certificate of Designation”).

The closing of the Offering is expected to occur on February 25, 2020 (the “Closing Date”).

The Offering is expected to result in gross proceeds to the Company of approximately $65 million before deducting placement agent and other offering expenses.

On the Closing Date, in connection with the Purchase Agreement, the Company intends to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company will prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within the later of 30 calendar days following the Closing Date or the fifth trading day following the filing of the Company’s 2020 definitive Proxy Statement with the SEC (the “Filing Deadline”). The Company will use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews the registration statement).

The Company will also agree among other things, to indemnify the Investors, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The Offering is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summaries of the Certificate of Designation, Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Certificate of Designation, Purchase Agreement and the form of Registration Rights Agreement, which are filed as Exhibits 3.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Upon closing of the private placement, there will be 46,258,214 Ordinary Shares outstanding.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors approved the Certificate of Designation on February 20, 2020. The description of the Certificate of Designation set forth above under Item 1.01 above is incorporated by reference into this Item 5.03.

Item 7.01	Regulation FD Disclosure

On February 20, 2020, the Company announced it had entered into a private placement with a group of institutional accredited investors. A copy of the Company’s press release is furnished as Exhibit 99.1 to this report on Form 8-K. The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Exhibits

(d) Exhibits

Exhibit Number	Description
3.1	Certificate of Designation of Series A Non-Voting Convertible Preferred Shares of Avadel Pharmaceuticals plc, dated February 20, 2020.
10.1#	Securities Purchase Agreement, dated February 20, 2020, by and among Avadel Pharmaceuticals plc and the Investors named therein.
10.2	Form of Registration Rights Agreement.
99.1	Press Release dated February 21, 2020.

# The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to the Company, the Investors or the transaction described in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 24, 2020	AVADEL PHARMACEUTICALS PLC

	By:	/s/ Phillandas T. Thompson
		Name:	Phillandas T. Thompson
		Title:	Senior Vice President, General Counsel and Corporate Secretary